Exhibit 5

                               Ledgewood Law Firm
                           A Professional Corporation
                           Ledgewood Law Firm Building
                               1521 Locust Street
                      Philadelphia, Pennsylvania 19102-3723

                  Telephone: (215) 731-9450 Fax (215) 735-2513

                                December 18,1996

JeffBanks, Inc.
1609 Walnut Street
Philadelphia, PA 19103

Gentlemen/Ladies:

         We have acted as counsel to JeffBanks, Inc. ("JBI") in connection with the preparation and filing by JBI of a registration statement ( the "Registration Statement") on Form S-3 under the Securities Act of 1933, as amended (the "Act"), with respect to the shelf registration of 111,329 shares (the "Shares") of JBI Common Stock, par value $1.00 per share (the "Common Stock"). In connection therewith, you have requested our opinion as to certain matters referred to below.

         In our capacity as such counsel, we have familiarized ourselves with the actions taken by JBI in connection with the registration of the Common Stock. We have examined the originals or certified copies of such records , agreements, certificates of public officials and others, and such other documents, including the Registration Statement, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures on original documents and the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as conformed or photostatic copies, and the authenticity of the originals of such latter documents. We are attorneys admitted to practice in the Commonwealth of Pennsylvania and, accordingly, we express non opinion with respect to matters governed by the laws of any jurisdiction other than the Commonwealth of Pennsylvania and the federal laws of the United States of America.

         Based upon and subject to the foregoing, we are of the opinion that:

          1. JBI is a corporation which has been duly formed and is validly subsisting under the laws of the Commonwealth of Pennsylvania.

         2.       The shares are validly issued, fully paid and non-assessable.



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JeffBanks, Inc.
December 17, 1996
Page 2


         We consent to the references to this opinion and to Ledgewood Law Firm, P.C. in the Prospectus included as part of the Registration Statement, and to the inclusion of this opinion as an exhibit to the Registration Statement.

Very truly yours,


/s/Ledgewood Law Firm, P.C.
Ledgewood Law Firm, P.C.